Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LEVER GLOBAL CORPORATION", CHANGING ITS NAME FROM "LEVER GLOBAL CORPORATION" TO "AI UNLIMITED GROUP, INC", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JULY, A.D. 2024, AT 4:36 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6694282 8100
SR# 20243190369

Authentication: 203985996
Date: 07-23-24

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Lever Global Corporation

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of the corporation is hereby amended to read as follows: AI UNLIMITED GROUP, INC.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 18th day of July, 2024.

By: ______________________
Authorized Officer

Title: CEO

Name: Trent McKendrick
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:36 PM 07/19/2024
FILED 04:36 PM 07/19/2024
SR 20243190369 - File Number 6694282